UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

May 5, 2017
____________________________________________________________

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

168 Third Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.                                 ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

THERMO FISHER SCIENTIFIC INC.

Item 8.01    Other Events
In January 2017, in connection with a change in management responsibility for certain product lines, the company transferred its plastics for cell culture and vaccines/biologics; sample preparation and analysis; and production chemicals product lines to the Life Sciences Solutions segment from the Laboratory Products and Services segment and transferred its biochemical product line from the Life Sciences Solutions segment to the Laboratory Products and Services segment. These moves are consistent with the company’s historical practice of moving a product line between segments when a shift in strategic focus of either the product line or a segment more closely aligns the product line with a segment different than that in which it had previously been reported. Prior period segment information has been reclassified to reflect these transfers. The results of the transferred product lines were reported as part of their new segment for each period presented in the company’s first quarter 2017 Quarterly Report on Form 10-Q filed with the SEC on May 5, 2017.
On January 1, 2017, the company adopted new accounting guidance, as described in Note 1 to the financial statements included in Exhibit 99.1 of this Form 8-K, which was applied to the statement of cash flows retrospectively. Prior period cash flows have been reclassified to reflect adoption of this guidance.
Exhibit 99.1 of this Form 8-K updates Items 7, 8 and 15(a) of the company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), which was filed with the Securities and Exchange Commission on February 28, 2017, to reflect the reclassification of segment information and cash flows discussed above. The segment reclassification and adoption of new accounting guidance had no effect on the company’s historical reported net income or earnings per share.
The information set forth in Exhibit 99.1 continues to report and disclose information as of February 28, 2017, the date the 2016 Form 10-K was filed, and the company has not updated or amended the disclosures contained therein to reflect events that have occurred since the filing of the 2016 Form 10-K, or modified or updated those disclosures in any way other than as required to update the segment disclosures and statement of cash flows for all periods presented to reflect the items described above. Accordingly, Exhibit 99.1 should be read in conjunction with the company’s filings made with the SEC subsequent to the filing of the 2016 Form 10-K.
This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2017, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts as well as the possibility that expected benefits related to recent or pending acquisitions may not materialize as expected. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.
99.1	Form 10-K Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and Form 10-K Items 8 and 15(a). Financial Statements
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Calculation Linkbase Document.
101.DRF	XBRL Taxonomy Definition Linkbase Document.
101.LAB	XBRL Taxonomy Label Linkbase Document.
101.PRE	XBRL Taxonomy Presentation Linkbase Document.

THERMO FISHER SCIENTIFIC INC.

Attached as Exhibit 101 to this report are the following formatted in XBRL (Extensible Business Reporting Language): (i) Consolidated Balance Sheet at December 31, 2016, and 2015, (ii) Consolidated Statement of Income for the years ended December 31, 2016, 2015 and 2014, (iii) Consolidated Statement of Comprehensive Income for the years ended December 31, 2016, 2015 and 2014 (iv) Consolidated Statement of Cash Flows for the years ended December 31, 2016, 2015 and 2014, (v) Consolidated Statement of Shareholders’ Equity for the years ended December 31, 2016, 2015 and 2014 and (vi) Notes to Consolidated Financial Statements.

THERMO FISHER SCIENTIFIC INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date:	May 5, 2017	By:	/s/ Peter E. Hornstra
Peter E. Hornstra
Vice President and Chief Accounting Officer

4